UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported) January 4, 2006
NOMURA ASSET ACCEPTANCE CORP.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	333-109614 (Commission File Number)	13-3672336 13-3672336 (IRS Employer ID Number)
2 World Financial Center, Building B New York, New York	10281
(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, including area code:	(212) 667-1888
No Change (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events

Nomura Asset Acceptance Corporation (the “Company”) entered into a Pooling and Servicing Agreement dated as of December 1, 2005 (the “Agreement”) among the Nomura Asset Acceptance Corporation, as depositor, Nomura Credit & Capital Inc., as seller (in such capacity, the “Seller”), HSBC Bank USA, National Association, as trustee (the “Trustee”), Wells Fargo Bank, N.A., as securities administrator (in such capacity, the “Securities Administrator”), master servicer (in such capacity, the “Master Servicer”) and as custodian (in such capacity, the “Custodian”) and GMAC Mortgage Corporation, as a servicer (a “Servicer”) providing for the issuance of the Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2005-S4.  The Certificates were issued on December 22, 2005. The Pooling and Servicing Agreement is annexed hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

99.1

The Pooling and Servicing Agreement dated as of December 1, 2005, by and among the Company, the Seller, the Servicer, the Securities Administrator, the Master Servicer, the Trustee and the Custodian.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOMURA ASSET ACCEPTANCE CORP.

By: /s/ John P. Graham

Name: John P. Graham

Title: Managing Director

Dated: January 4, 2006

Exhibit Index

Exhibit

Page

99.1

The Pooling and Servicing Agreement dated as of December 1, 2005, by and among the Company, the Seller, the Servicer, the Securities
Administrator, the Master Servicer, the Trustee and the Custodian.